Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Entegra Financial Corp.

We consent to the incorporation by reference in the registration statements (Nos. 333-204575 and 333-226945) on Form S-8 and (No. 333-218142) on Form S-3 of Entegra Financial Corp. and Subsidiary of our report dated March 14, 2019, with respect to the consolidated financial statements of Entegra Financial Corp. and Subsidiary, which report appears in Entegra Financial Corp.’s 2018 Annual Report on Form 10-K.

/s/ Dixon Hughes Goodman LLP

Asheville, North Carolina

March 14, 2019

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